Exhibit m(vi) under Form N-1A
                                       Exhibit 1 under Item 601/ Reg. S-K

             SALES AGREEMENT WITH FEDERATED SECURITIES CORP.


    This Agreement is entered into between the financial institution executing this Agreement ("Financial Institution") and Federated Securities Corp. ("FSC") for SouthTrust Funds (the "Trust"), which may be offered in one or more series (the "Funds") and classes (the "Classes") of shares ("Shares"), for which FSC serves as Distributor of shares of beneficial interest or capital stock. The Funds or Classes to which this Agreement applies are set forth in Schedule A hereto.

1.  STATUS OF FINANCIAL INSTITUTION AS "BANK" OR REGISTERED
    --------------------------------------------------------
BROKER-DEALER.
-------------

    The Financial Institution represents and warrants to FSC that:

    (a) It is either a "bank" as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("Exchange Act") or a broker-dealer registered with the Securities and Exchange Commission.

    (b) If the Financial Institution is a "bank", it is a duly organized and validly existing bank in good standing under the laws of the jurisdiction in which it is organized. The Financial Institution agrees to give written notice to FSC promptly in the event that it shall cease to be a "bank" as defined in Section 3(a)(6) of the Exchange Act. In that event, this Agreement shall be automatically terminated upon such written notice.

    (c) If the Financial Institution is a registered broker-dealer, it is a member of the NASD and it agrees to abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Fair Practice. The Financial Institution agrees to notify FSC immediately in the event of (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. The Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of the Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon FSC's written notice of termination to the Financial Institution.

2.  FINANCIAL INSTITUTION ACTS AS AGENT FOR ITS CUSTOMERS.
    -----------------------------------------------------

    The parties agree that in each transaction in the Shares of the Trust: (a) the Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between the Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Trust to which this Agreement applies;
(d) each transaction shall be for the account of the customer and not for the Financial Institution's account; and (e) each transaction shall be without recourse to the Financial Institution provided that the Financial Institution acts in accordance with the terms of this Agreement. The Financial Institution shall not have any authority in any transaction to act as FSC's agent or as agent for the Trust.

3.  EXECUTION OF ORDERS FOR PURCHASE AND REDEMPTION OF SHARES.
    ---------------------------------------------------------

    (a) All orders for the purchase of any Shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share, plus any applicable redemption charge, in each case as described in the prospectus of the Fund or Class. FSC and the Trust reserve the right to reject any purchase request at their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by FSC, a copy of each confirmation shall be sent simultaneously to the Financial Institution if the Financial Institution so requests.

    (b) The procedures relating to all orders and the handling of them will be subject to the terms of the prospectus of each Fund or Class and FSC's written instructions to the Financial Institution from time to time.

    (c) Payments for Shares shall be made as specified in the applicable Fund or Class prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund or Class prospectus, FSC reserves the right, without notice, to cancel the sale and to hold the Financial Institution responsible for any loss sustained as a result thereof.

    (d) The Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Trust's recordkeeping system, accessed via any computer hardware or software provided to the Financial Institution by FSC.

4.  FEES PAYABLE TO THE FINANCIAL INSTITUTION FROM SALES LOADS.
    ----------------------------------------------------------

    (a) On each order accepted by FSC, in exchange for the performance of sales and/or administrative services, the Financial Institution will be entitled to receive from the amount paid by the Financial Institution's customer the applicable percentage of the sales load, if any, as established by FSC. The sales loads for any Fund or Class shall be those set forth in its prospectus. The portion of the sales load payable to the Financial Institution may be changed at any time at FSC's sole discretion upon thirty (30) days' written notice to the Financial Institution.

    (b) Transactions may be settled by the Financial Institution: (1) by payment of the full purchase price to FSC less an amount equal to the Financial Institution's applicable percentage of the sales load, or (2) by payment of the full purchase price to FSC, in which case FSC shall pay to the Financial Institution, not less frequently than monthly, the aggregate fees due it on orders received and settled.

5.  DELIVERY OF PROSPECTUSES TO CUSTOMERS.
    -------------------------------------

    The Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the prospectus of the Fund or Class. The Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus of the Fund or Class or in any promotional materials or sales literature furnished to the Financial Institution by FSC or the Fund or Class.

6.  INDEMNIFICATION.
    ---------------

    (a) The Financial Institution shall indemnify and hold harmless FSC, the Trust, the transfer agents of the Trust, and their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with:
         (1) any breach by the Financial Institution of any provision of this Agreement; or (2) any actions or omissions of FSC, the Trust, the transfer agents of the Trust, and their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of the Financial Institution.

    (b) FSC shall indemnify and hold harmless the Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees from and against any and all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by FSC of any provision of this Agreement; or (2) any alleged untrue statement of a material fact contained in the Trust's Registration Statement or Prospectuses, or as a result of or based upon any alleged omission to state a material fact required to be stated, or necessary to make the statements not misleading.

    (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

    (d) The provisions of this Paragraph 6 shall survive the termination of this Agreement.

7.  CUSTOMER NAMES PROPRIETARY TO THE FINANCIAL INSTITUTION.
    -------------------------------------------------------

    (a) The names of the Financial Institution's customers are and shall remain the Financial Institution's sole property and shall not be used by FSC or its affiliates for any purpose except the performance of its duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Trust. Notwithstanding the foregoing, this Paragraph 7 shall not prohibit FSC or any of its affiliates from utilizing the names of the Financial Institution's customers for any purpose if the names are obtained in any manner other than from the Financial Institution pursuant to this Agreement.

    (b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

    (c) The provisions of this Paragraph 7 shall survive the termination of this Agreement.

8.  SOLICITATION OF PROXIES.
    -----------------------

    The Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of the Trust in opposition to proxies solicited by management of the Trust, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees of the Trust constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 8 will survive the term of this Agreement.

9.  CERTIFICATION OF CUSTOMERS' TAXPAYER IDENTIFICATION NUMBERS.
    -----------------------------------------------------------

    The Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide FSC or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

10. NOTICES.
    -------

    Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to FSC shall be given or sent to FSC at its offices located at Federated Investors Tower, Pittsburgh, PA 15222-3779, and all notices to the Financial Institution shall be given or sent to it at its address shown below.

11. TERMINATION AND AMENDMENT.
    -------------------------

    (a) This Agreement shall become effective in this form as of the date set forth below and may be terminated at any time by either party upon thirty (30) days' prior notice to the other party. This Agreement supersedes any prior sales agreements between the parties.

    (b) This Agreement may be amended by FSC from time to time by the following procedure. FSC will mail a copy of the amendment to the Financial Institution's address, as shown below. If the Financial Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Financial Institution's objection must be in writing and be received by FSC within such thirty (30) days.

              [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


13. GOVERNING LAW.
    -------------

    This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                       .
                                       FINANCIAL INSTITUTION


                                       Address


                                       City           State  Zip Code

Dated:
      --------------------------       --------------------------------
                                                                      Authorized

Signature


                                       Title


                                       Print Name or Type Name

                                       FEDERATED SECURITIES CORP.
                                       Federated Investors Tower
                                       Pittsburgh, Pennsylvania

15222-3779


                                       By:
                                          -----------------------------
                                          Name:
                                          Title:




                                    EXHIBIT A

                    FEE SCHEDULE FOR SALES AGREEMENT
                  WITH FEDERATED SECURITIES CORP. AS OF
                               September 27, 1999

SOUTHTRUST FUNDS:

SOUTHTRUST BOND FUND, SOUTHTRUST INCOME FUND, SOUTHTRUST VALUE FUND, SOUTHTRUST GROWTH FUND, SOUTHTRUST ALABAMA TAX-FREE INCOME FUND

      Advance Commissions: NONE
      Asset-based Sales Charge:     NONE
      Shareholder Service Fee:      NONE
      Supplemental Payments:  NONE

      Initial Sales Load:
SOUTHTRUST BOND FUND, SOUTHTRUST INCOME FUND, SOUTHTRUST ALABAMA
TAX-FREE INCOME FUND:

------------------------------------------------------------------
  Amount Invested    Sales Charge    Sales Charge      Dealer
                       as a % of    as a % of Net  Concession as
                    Offering Price      Amount         a % of
                                       Invested    Offering Price
==================================================================
Less than $100,000       3.50%          3.63%          3.00%
------------------------------------------------------------------
------------------------------------------------------------------
$100,000 up to           3.00%          3.09%          2.50%
$250,000

------------------------------------------------------------------
------------------------------------------------------------------
$250,000 up to           2.50%          2.56%          2.00%
$500,000

------------------------------------------------------------------
------------------------------------------------------------------
$500,000 up to $1        2.00%          2.04%           1.5%
million

------------------------------------------------------------------
------------------------------------------------------------------
$1 million or more*       0%              0%             0%
------------------------------------------------------------------

SOUTHTRUST VALUE FUND, SOUTHTRUST GROWTH FUND:

------------------------------------------------------------------
  Amount Invested    Sales Charge    Sales Charge      Dealer
                       as a % of    as a % of Net  Concession as
                    Offering Price      Amount         a % of
                                       Invested    Offering Price
==================================================================
Less than $50,000        4.50%          4.71%          4.00%
------------------------------------------------------------------
------------------------------------------------------------------
$50,000 up to            4.00%          4.17%          3.50%
$100,000

------------------------------------------------------------------
------------------------------------------------------------------
$100,000 up to           3.25%          3.36%          2.75%
$250,000

------------------------------------------------------------------
------------------------------------------------------------------
$250,000 up to           2.75%          2.83%          2.25%
$500,000

------------------------------------------------------------------
------------------------------------------------------------------
$500,000 up to $1        1.75%          1.78%          1.25%
million

------------------------------------------------------------------
------------------------------------------------------------------
$1 million or more*       0%              0%             0%
------------------------------------------------------------------


*A REDEMPTION FEE OF 1.00% MAY BE IMPOSED ON CERTAIN REDEMPTIONS MADE WITHIN ONE YEAR OF PURCHASE. SEE "REDEMPTION OF SHARES" IN THE FUNDS' COMBINED PROSPECTUS.

FUND                                      CUSIP

SOUTHTRUST FUNDS

     SouthTrust Bond Fund                 844734 20 2
     SouthTrust Income Fund               844734 40 0
     SouthTrust Value Fund                844734 30 1
     SouthTrust Growth Fund               844734 50 9
     SouthTrust Alabama Tax-Free Income Fund    844734 60 8



        Financial Institutions who have executed this Agreement:

FINANCIAL INSTITUTION                           EXECUTION DATE

1.    Sterne, Agee & Leach, Inc.**              10/5/99
2.    National Bank of Commerce                 4/10/00




























**  See attachments for supplements to master agreement
                                SOUTHTRUST FUNDS

                              5800 CORPORATE DRIVE

                            PITTSBURGH, PA 15237-7010

                                NOVEMBER 18, 1999

Sterne, Agee and Leach, Inc.
813 Shades Creek Parkway
Suite 100B
Birmingham, AL  35209

RE:   All Sterne, Agee and Leach, Inc. Accounts


      SEC Rule 15C3-3 requires that, in order for uncertificated mutual fund shares carried by a fund in a Special Custody Account for the exclusive benefit of customers of broker/dealer to be considered as good control locations under SEC Rule 15C3-3, such mutual funds must provide an acknowledgment letter to the broker/dealer demonstrating that there are no liens against the securities.

      Accordingly, we confirm that all shares held in accounts for Sterne, Agee and Leach, Inc. are being held for the exclusive benefit of Sterne, Agee and Leach, Inc. clients, and the clients of its correspondents, and that to the best of our knowledge, there are no liens, security interests or other encumbrances on such shares on behalf of any third party. It is further agreed that such shares will not be subject to any right, charge, security interest, lien or other claim in favor of SouthTrust Funds or agent thereof, unless so directed by Sterne, Agee and Leach, Inc., or required by government authority.

                                    SouthTrust Funds

                                    /S/ C. TODD GIBSON
                                    ------------------------------
                                    By:  C. Todd Gibson
                                    Title:  Secretary